Exhibit 15.1

TIAN YUAN LAW FIRM

10/F, CPIC Plaza, 28 Fengsheng Lane, Xicheng District

Beijing 100032, P. R. China

Tel: (8610) 5776-3888; Fax: (8610)5776-3777

Date: April 16, 2021
Sunlands Technology Group
Building 4-6, Chaolai Science Park, No. 36
Chuangyuan Road, Chaoyang District
Beijing, 100012, the People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference to our firm in “Item 3.D—Key Information—Risk Factors—Risks Related to Our Business,” “Item 4.B—Business Overview—Regulation,” “Item 4.C—Information on the Company—Organizational Structure,” “Item 5.A—Operating and Financial Review and Prospects—Operating Results—Taxation—PRC,” “Item 5.A—Operating and Financial Review and Prospects—Operating Results—Critical Accounting Policies, Judgments and Estimates—Consolidation of variable interest entity” and “Item 10.E—Additional Information—Taxation—People’s Republic of China Taxation” in the annual report on Form 20-F for the fiscal year ended December 31, 2020, which will be filed by Sunlands Technology Group in April, 2021 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended December 31, 2020. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm

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